                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COLLEGIATE PACIFIC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     [ ]    Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:

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     (4)    Date Filed:

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



                                                               February 21, 2001


Dear Stockholders:

You are cordially invited to attend the 2001 annual meeting of stockholders of Collegiate Pacific Inc. which will be held on Tuesday, March 20, 2001, at 9:00 a.m., Central Time, at the company's corporate offices located at 13950 Senlac Drive, Suite 200, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the company.

Sincerely,


/s/ Michael J. Blumenfeld

Michael J. Blumenfeld
Chairman of the Board and Chief Executive Officer


                             YOUR VOTE IS IMPORTANT
                             Please Sign, Date, and
                             Return Your Proxy Card

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MARCH 20, 2001

                                   ----------

To Our Stockholders:


The 2001 annual meeting of stockholders of Collegiate Pacific Inc. will be held at the company's corporate offices at 13950 Senlac Drive, Suite 200, Dallas, Texas, on Tuesday, March 20, 2001, at 9:00 a.m., Central Time, for the following purposes, each as more fully described in the following pages of the proxy statement, which are made a part of this notice:


         1. To elect seven directors to serve until the annual meeting of stockholders in 2002 or until their successors are duly elected and qualified;

         2. To approve an amendment to the company's Stock Option Plan to increase the number of authorized shares under that plan to 1,000,000;

         3. To ratify the selection of Grant Thornton LLP as the independent auditor of the company for the year ending June 30, 2001; and

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The board of directors has fixed the close of business on February 16, 2001, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the company.

By Order of the Board of Directors,

/s/ William R. Estill
William R. Estill
Chief Financial Officer and Secretary

Dallas, Texas
February 21, 2001

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, date and mail the enclosed proxy card in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy card will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The proxy is revocable at any time before it is voted at the annual meeting.

                             COLLEGIATE PACIFIC INC.
                          13950 SENLAC DRIVE, SUITE 200
                               DALLAS, TEXAS 75234

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                                 ANNUAL MEETING
                                  tO BE HELD ON
                                 MARCH 20, 2001

                                   ----------

This Proxy Statement is furnished in connection with the solicitation of proxies by Collegiate Pacific Inc., on behalf of the Board of Directors, for the 2001 Annual Meeting of Stockholders. This Proxy Statement and the related proxy form are being distributed on or about February 21, 2001.

You can vote your shares by completing and returning the enclosed written proxy card. You can also vote in person at the meeting, and submitting your proxy card will not affect your right to attend the meeting and vote.

================================================================================
ELECTION OF DIRECTORS
================================================================================

The first proposal scheduled to be voted on at the meeting is the election of seven directors. All of these directors will serve a one-year term. The Board of Directors has nominated Michael J. Blumenfeld, Adam Blumenfeld, Arthur J. Coerver, Harvey Rothenberg, Jeff Davidowitz, William A. Watkins, Jr., and Robert
W. Hampton. All of these individuals, except for Robert W. Hampton, are currently serving as Collegiate Pacific directors and their current terms expire at the annual meeting. Mr. Hampton has been nominated for election by our stockholders for the first time and, if elected, will be appointed to the Stock Option and Audit Committees of our Board of Directors. Mr. Robert W. Philip, who was nominated by the Board of Directors and elected by our stockholders at the 2000 annual meeting, resigned from the Board of Directors in October 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy to vote for the directors nominated by the Board and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

In accordance with the company's bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means, the seven nominees will be elected if they receive more affirmative votes than any other nominees.

================================================================================
DIRECTOR INFORMATION
================================================================================

Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, assuming election of the nominees named above:

MICHAEL J. BLUMENFELD               Mr. Blumenfeld has served as the company's
Age: 54                             Chairman of the Board and Chief Executive
Director since February 1998        Officer since February 1998. Mr. Blumenfeld
No Board Committees                 served as President of the company from
                                    February 1998 to January 2000. From July
                                    1997 until February 1998, Mr. Blumenfeld served as President and Chief Executive
                                    Officer of Collegiate Pacific, Inc., a Texas corporation, that sold all of its assets to the company in February 1998. From 1992 until November 1996, Mr. Blumenfeld served as Chairman of the Board and Chief Executive
                                    Officer of Sport Supply Group, Inc., a New
                                    York Stock Exchange company engaged in the direct mail marketing of sports related equipment. Mr. Blumenfeld is Adam
                                    Blumenfeld's father.

ADAM BLUMENFELD                     Mr. Blumenfeld is the company's President
Age: 30                             and has served in that capacity since
Director since January 2000         joining the company in January 2000. From
No Board Committees                 January 1998 through December 1999, Mr.
                                    Blumenfeld was Vice President of Sales and
                                    Marketing of Sport Supply Group, Inc., a New
                                    York Stock Exchange company engaged in the direct mail marketing of sports related equipment. Mr. Blumenfeld's other positions with Sport Supply Group included Vice
                                    President of Youth Sales from January 1995 to January 1998, and Director of Youth Sales from August 1993 to December 1994. Mr.
                                    Blumenfeld is Michael Blumenfeld's son.

ARTHUR J. COERVER                   Mr. Coerver is the company's Chief Operating
Age: 58                             Officer and has served in that capacity
Director since February 1998        since joining the company in February 1998.
No Board Committees                 From 1991 through 1997, Mr. Coerver was Vice
                                    President of Sales and Marketing of Sport
                                    Supply Group, Inc., a New York Stock
                                    Exchange Company engaged in the direct mail marketing of sports related equipment.

HARVEY ROTHENBERG                   Mr. Rothenberg has served as the company's
Age: 59                             Vice President of Marketing and served in
Director since December 1998        that capacity since February 1998. From 1977
No Board Committees                 to 1998, Mr. Rothenberg served as Vice
                                    President of Sales for Sports Supply Group,
                                    Inc., a New York Stock Exchange company
                                    engaged in the direct mail marketing of
                                    sports related equipment.

JEFF DAVIDOWITZ                     Mr. Davidowitz is the President of Penn
Age: 44                             Footwear, a private investment company and
Director since June 1994            has served in that capacity since 1991.
Board Committees: Audit and Stock
Option

WILLIAM A. WATKINS, JR.             Mr. Watkins is a partner in the public
Age: 57                             accounting firm of Watkins, Watkins and
Director since February 1998        Keenan, and has served in that capacity
Board Committees: Audit and Stock   since 1971.
Option

ROBERT W. HAMPTON                   Mr. Hampton is a director and the President
Age: 53                             of Jones Financial Group, Ltd. Since 1985,
Not currently a Director            Mr. Hampton has held various executive
Board Committees: Audit and Stock   positions at Jones International, Ltd., a
Option, if elected to the Board     holding company whose subsidiaries,
                                    including Jones Financial Group, Ltd.,
                                    conduct business in several areas including cable television programming, radio programming, advertising sales representation, education and software development. Prior to joining Jones
                                    International, Ltd., Mr. Hampton held
                                    various management positions at Xerox
                                    Corporation.

================================================================================
COMMITTEES
================================================================================

The Board maintains two standing committees:  Audit and Stock Option.

Audit Committee. The Audit Committee's primary duties include (1) recommending the appointment of independent accountants and determining the appropriateness of their fees, (2) reviewing the scope and results of the audit plans of the independent accountants and internal auditors, (3) overseeing the scope and adequacy of internal accounting control and record-keeping systems, (4) reviewing the objectivity, effectiveness and resources of the internal audit function and (5) conferring independently with the independent accountants.

Stock Option Committee. The main responsibility of the Stock Option Committee is to administer the 1998 Collegiate Pacific Inc. Stock Option Plan.

The Board of Directors does not have a standing nominating committee, compensation committee, or any other committee performing similar functions. The functions customarily attributable to a nominating committee or a compensation committee are performed by the Board of Directors as a whole.

AUDIT COMMITTEE REPORT

The audit functions of the Audit Committee are focused on three areas:

         o the adequacy of the company's internal controls and financial reporting process and the reliability of the company's financial statements;

         o the independence and performance of the company's internal auditors and independent auditors; and

         o the company's compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of the company's internal controls and the objectivity of its financial reporting. We discuss these matters with the company's independent auditors and with appropriate company financial personnel and internal auditors. We regularly meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. In addition, the committee reviews the company's financing plans and reports recommendations to the full Board for approval and to authorize action.

The Directors who serve on the committee are all "Independent" for purposes of the American Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship with Collegiate Pacific that may interfere with our independence from Collegiate Pacific and its management. The Board has adopted a written charter setting out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

Management has primary responsibility for the company's financial statements and the overall reporting process, including the company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us. We reviewed the company's audited financial statements for the fiscal year ended June 30, 2000, with both management and Grant Thornton, the company's independent auditors, to discuss those financial statements.

Management represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

We received from and discussed with Grant Thornton the written disclosure and the letter required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. We also discussed with Grant Thornton any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that the company's audited financial statements for the fiscal year ended June 30, 2000, be included in its Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors concurred in such recommendation.

Submitted by the Audit Committee of the Company's Board of Directors.

                                         Jeff Davidowitz
                                         William A. Watkins, Jr.
                                         Robert W. Philip

================================================================================
MEETINGS AND ATTENDANCE
================================================================================

During fiscal 2000, the full Board held one meeting, the Audit Committee met three times, and the Stock Option Committee held no formal meetings. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

================================================================================
DIRECTOR COMPENSATION
================================================================================

Messrs. Michael and Adam Blumenfeld, Coerver, and Rothenberg, who are the directors that are also Collegiate Pacific employees, do not receive any additional compensation for serving on the Board of Directors.

Annual Retainer Fee. Each non-employee director receives an annual retainer fee of $7,500. The director receives that amount in cash.

Other Benefits. Collegiate Pacific reimburses directors for the reasonable expenses associated with attending Board meetings and provides them with liability insurance coverage for their activities as directors of Collegiate Pacific.

================================================================================
EXECUTIVE COMPENSATION
================================================================================

--------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

The following table summarizes the total compensation, for each of the last three fiscal years, for Mr. Michael Blumenfeld and the only other executive officer who earned over $100,000 and who was serving as an executive officer at the end of fiscal 2000.



                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                       Annual Compensation                  Compensation
                                    -------------------------        --------------------------
                                                                     Restricted      Securities
                                    Fiscal                             Stock         Underlying
  Name and Principal Positions       Year          Salary ($)         Awards($)        Options
  ----------------------------      ------         ----------        ----------      ----------
Michael J. Blumenfeld                2000             96,517               --               --
  Chairman of the Board,             1999             78,000               --               --
  Chief Executive Officer            1998             78,000           93,750           10,000

Arthur J. Coerver                    2000            108,223               --               --
  Chief Operating Officer            1999            108,000           46,875            5,000
                                     1998            112,500               --               --

================================================================================
AMENDMENT TO STOCK OPTION PLAN
================================================================================

The Board of Directors has adopted and recommends the approval of an amendment to increase the number of authorized shares under the company's 1998 Stock Option Plan to 1,000,000 (the "Amendment"). As of February 15, 2001, the company had granted incentive and nonstatutory stock options to purchase 252,000 shares, 1,000 of which have been exercised. There are currently 400,000 shares authorized for issuance under the Stock Option Plan. The closing price of the company's common stock on the American Stock Exchange was $4.00 on February 14, 2001.

THE STOCK OPTION PLAN

Subject to stockholder approval, the Board of Directors has adopted the Amendment to the Stock Option Plan. The purpose of the Stock Option Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management of the Company, and thereby to enhance stockholder value.

The Stock Option Plan requires that the exercise price for each incentive and nonstatutory stock option must not be less than 100% of the fair market value per share of the common stock at the time the option is granted. No incentive stock option, however, may be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the company unless the option price is at least 110% of the fair market value of the common stock at the date of grant and the option period is not more than five years from the date of grant. No employee may be granted incentive stock options that first become exercisable during a calendar year to purchase common stock, or stock of any affiliate (or a predecessor of the company or an affiliate), with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option counts against the annual limitation only in the year it first becomes exercisable. Incentive stock options may be granted only to employees of the company.

The time period during which an option may be exercised by the holder may not be more than ten years from the date the option is granted. Options may be exercised in annual installments as specified by the Stock Option Committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires. Options are not assignable or transferable other than by will or the laws of descent and distribution or between spouses or incident to divorce.

Full payment for shares purchased upon exercise of an option must be made at the time of exercise. No shares may be issued until full payment is made. The Stock Option Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the Stock Option Plan will terminate on December 31, 2005.

The Board of Directors has retained the right to amend or terminate the Stock Option Plan as it deems advisable. However, no amendment shall be made to materially increase the number of shares of stock which may be optioned under the Stock Option Plan or the number of options that may be granted to any individual optionee, materially modify the requirements as to eligibility for participation in the Stock Option Plan, or materially increases the benefits which may accrue to participants under the Stock Option Plan without submitting such amendments to stockholders for approval. In addition, no amendments to, or termination of, the Stock Option Plan shall impair the rights of any individual under options previously granted without such individual's consent.

FEDERAL INCOME TAX CONSEQUENCES

No tax obligation will arise for the optionee or the company upon the granting of either incentive stock options or non-qualified stock options under the Stock Option Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the company. The taxable event arising from exercise of non-qualified stock options by officers of the company subject to
Section 16(b) of the Securities Exchange Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Stock Option Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the company. The company is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, and (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the company will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the company. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

Other than the options to acquire 252,000 shares that have been issued under the Stock Option Plan, no additional options have been conditionally granted by the Company. If the Amendment is approved, there will be 748,000 shares available for future option grants by the Company.


--------------------------------------------------------------------------------
VOTE REQUIRED AND BOARD RECOMMENDATION
--------------------------------------------------------------------------------

THE AMENDMENT TO THE STOCK OPTION PLAN MUST BE APPROVED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE STOCK OPTION PLAN TO 1,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

================================================================================
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
================================================================================

The Board of Directors has approved and recommends the appointment of Grant Thornton LLP, certified public accountants, to serve as independent auditor for our company for the fiscal year ending June 30, 2001. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Approval will require the affirmative vote of the holders of a majority of the shares of common stock which are represented and entitled to vote at the meeting. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

Members of Grant Thornton LLP are expected to attend the annual meeting and, if present, will be available to answer appropriate questions which may be asked by stockholders. Those members will also have an opportunity to make a statement at the annual meeting if they desire to do so.


--------------------------------------------------------------------------------
VOTE REQUIRED AND BOARD RECOMMENDATION
--------------------------------------------------------------------------------

THE APPOINTMENT OF GRANT THORNTON LLP MUST BE RATIFIED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF GRANT THORNTON LLP, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

================================================================================
STOCK OWNERSHIP
================================================================================

The following table sets forth certain information, as of February 15, 2001, about the ownership of Collegiate Pacific common stock by the directors and executive officers. The company knows of no persons other than Messrs. Michael Blumenfeld and Adam Blumenfeld, who own more than 5% of the total number of shares outstanding. Unless otherwise indicated, each person named below holds sole investment and voting power over the shares shown.

                                                                                       TOTAL AS A
                                                    OPTIONS/WARRANTS                 PERCENTAGE OF
                                      NUMBER OF        EXERCISABLE        TOTAL          SHARES
                                       SHARES           WITHIN 60      BENEFICIAL      OUTSTANDING
      BENEFICIAL OWNER                  OWNED             DAYS          OWNERSHIP   (IF 1% OR MORE)(a)
      ----------------                ---------     ---------------    ----------   ------------------
Michael J. Blumenfeld                 2,174,007        2,170,607        4,344,614        67.7%
13950 Senlac Drive, Suite 200
Dallas, TX 75234

Adam Blumenfeld                         243,600          263,600          507,200        10.8%
13950 Senlac Drive, Suite 200
Dallas, TX 75234

Jeff Davidowitz                         142,302(b)       155,802(b)       298,104         6.8%
13950 Senlac Drive, Suite 200
Dallas, TX 75234

William A. Watkins, Jr                   42,803(c)        46,303(c)        89,106         2.0%
Arthur J. Coerver                        37,790(d)        62,790(d)       100,580         1.9%
Harvey Rothenberg                        18,432(e)        42,432(e)        60,864         1.4%
Chadd Edlein                             14,000           35,500           49,500          --
William R. Estill                            --           20,000           20,000          --

Directors and executive
  officers as a group (8 persons)     2,672,934        2,797,034        5,469,968        77.7%

----------

(a)  -   Based on the number of shares outstanding (4,244,607) at the close of business on December 29, 2000.

(b)  -   Includes (i) 34,751 shares and 34,751 shares issuable upon exercise of a warrant held by Penn Footwear Retirement Trust of which Mr. Davidowitz is a trustee, (ii) 67,551 shares and 67,551 shares issuable upon exercise of a warrant held by JIBS Equities of which Mr. Davidowitz is a general partner, (iii) 9,000 shares and 9,000 shares issuable upon exercise of a warrant held by Penn Footwear of which Mr. Davidowitz is President and a shareholder, (iv) 4,000 shares and 14,000 shares issuable upon exercise of a warrant held by Oldfield Company of which Mr. Davidowitz is President and a shareholder, (v) 10,000 shares and 10,000 shares issuable upon exercise of a warrant held by DVD Partners of which Mr. Davidowitz is a general partner, and (vi) 10,000 shares and 10,000 shares issuable upon exercise of a warrant held by 3D Partners of which Mr. Davidowitz is general partner.

(c)  -   Includes 30,303 shares held in trust for the benefit of Mr. Watkins and
         30,303 shares issuable upon exercise of a warrant held in trust for the benefit of Mr. Watkins.

(d)  -   Includes (i) 6,060 shares held in trust for the benefit of Mr. Coerver,
         (ii) 1,212 shares held in trust for the benefit of Mr. Coerver's spouse, (iii) 6,060 shares issuable upon exercise of a warrant held in trust for the benefit of Mr. Coerver, and (iv) 1,212 shares issuable upon exercise of a warrant held in trust for the benefit of Mr. Coerver.

(e)  -   Includes (i) 1,687 shares held in trust for the benefit of Mr.
         Rothenberg's child, (ii) 3,030 shares held in trust for the benefit of Mr. Rothenberg, (iii) 1,000 shares issuable upon exercise of a warrant held by Mr. Rothenberg's spouse, and (iv) 3,030 shares issuable upon exercise of a warrant held in trust for the benefit of Mr. Rothenberg.

================================================================================
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION
================================================================================

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 17, 1998, the company sold 1,960,000 of its shares to Michael J. Blumenfeld and 40,000 shares to Adam Blumenfeld for $1.00 per share, or an aggregate purchase price of $2,000,000, in cash, pursuant to the Stock Purchase Agreement dated August 18, 1997 by and between the company and Michael and Adam Blumenfeld. Neither individual was an officer or director of the Company at the time of the execution of the Stock Purchase Agreement. The consideration paid for the shares was based on the average of the high and low bid price of the shares as reported by the NASD on August 18, 1997, the date of the Stock Purchase Agreement.

Also on February 17, 1998, in connection with the Stock Purchase Agreement, the Company sold:

     o    20,000 shares to Arthur J. Coerver;

     o    13,500 shares to Robert W. Philip; and

     o    13,500 shares to William A. Watkins, Jr.

These shares were sold at $1.00 per share, and Messrs. Coerver, Philip and Watkins became directors of the Company upon consummation of the Stock Purchase Agreement. Mr. Philip has since resigned from the Board of Directors.

Since April 14, 1997, Michael J. Blumenfeld has made loans, net of repayments, to the company in an aggregate amount approximating $755,000. These loans were payable on demand and bore interest at the rate of 12% per annum. On February 1, 2000, the aggregate outstanding amount under the loans was $994,307, and pursuant to the Purchase Agreement, Mr. Blumenfeld exchanged his outstanding loans for an equal amount of convertible notes.

In February 2000, the company issued $2,235,000 of convertible notes to certain officers and directors of Collegiate Pacific and certain third parties. Approximately $995,000 of the notes were issued to Michael J. Blumenfeld in exchange for an equal amount of subordinated notes originally issued to Mr. Blumenfeld in exchange for cash. The remaining notes were issued in exchange for cash in the amount of approximately $1.4 million. In April 2000, all of the note holders converted the outstanding balance under the notes into shares of Collegiate Pacific at a conversion price of $3.30 per share, resulting in the issuance of 677,267 shares of common stock.

The following table sets forth the principal amount of the notes and the number of shares the notes were converted into by each officer and director of the company.

                                                                              NUMBER OF SHARES
                                                                                ISSUED UPON
                                              PRINCIPAL AMOUNT                   CONVERSION
 NAME OF NOTE HOLDER                             OF NOTE($)                       OF NOTE
 -------------------                          ----------------                ----------------
Michael J. Blumenfeld                             1,500,000                        454,545
William A. Watkins, Jr.                             100,000                         30,303
Arthur J. Coerver                                    50,000                         15,151
Jeff Davidowitz                                     150,000                         45,455
Harvey Rothenberg                                    15,000                          4,545

On September 7, 2000, the company acquired the stock of Kesmil Manufacturing, Inc., a manufacturing company owned by Michael J. Blumenfeld, the majority stockholder and Chief Executive Officer of the company, for the assumption of approximately $581,000 in notes payable to the stockholder. The company is the sole customer of the acquired company and the acquisition will be accounted for similar to a pooling of interest. During fiscal 2000, the company purchased approximately $1,000,000 of certain inventory items from Kesmil.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires the company's executive officers and directors and persons who own more than ten percent of a registered class of the company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the company with copies of these reports. The company believes that all filings required to be made by the Reporting Persons during the fiscal year ended June 30, 2000 were made on a timely basis, except for the filing of a Form 4 or Form 5 by Messrs. Adam Blumenfeld, Arthur J. Coerver, Jeff Davidowitz, Harvey Rothenberg and William A. Watkins, Jr. reporting the acquisition of shares of the company's common stock upon the conversion of indebtedness and their receipt of options and warrants to acquire shares of the company's common stock.

================================================================================
ADDITIONAL INFORMATION
================================================================================

RECORD DATE; SHARES OUTSTANDING

Stockholders of record at the close of business on February 16, 2001, are entitled to vote their shares at the annual meeting. As of that date, there were 4,244,607 shares of common stock outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

QUORUM

More than 50% of the stockholders entitled to vote must be represented at the meeting before any business may be conducted. If a quorum is not present, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

PROXIES; RIGHT TO REVOKE

By submitting your proxy, you will authorize Michael J. Blumenfeld and William
R. Estill to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to the company's Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

DEFAULT VOTING

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, and if any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

TABULATION OF VOTES

Continental Stock Transfer and Trust Company, the company's transfer agent, will tabulate and certify the votes.

If your shares are treated as a broker non-vote, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Because the election of directors is done by a plurality of votes, a broker non-vote will have no effect on the outcome of the vote. However, because the amendment to the Stock Option Plan and ratification of auditors are done by a majority of votes cast at the meeting, a broker non-vote will count as a vote against the matter being considered.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares in its discretion.

INDEPENDENT ACCOUNTANTS

The Board has again selected Grant Thornton LLP as independent accountants for fiscal 2001. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

PROXY SOLICITATION

Collegiate Pacific will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors and regular employees. Collegiate Pacific may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S MEETING

Any stockholder who desires to present a proposal for consideration at next year's annual meeting and to include such proposal in next year's proxy statement must deliver the proposal to the company's principal executive offices no later than the close of business on October 24, 2001. Proposals should be addressed to Corporate Secretary, Collegiate Pacific, Inc., 13950 Senlac Drive, Suite 200, Dallas, TX 75234.

STOCKHOLDER LIST

For at least ten days prior to the meeting, a list of the stockholders entitled to vote at the annual meeting will be available for examination, for purposes relevant to the meeting, during ordinary business hours at the company's principal executive offices. The list will also be available for examination at the meeting.

ANNUAL REPORT ON FORM 10-KSB

A copy of the fiscal 2000 Annual Report on Form 10-KSB (without exhibits) is being distributed along with this Proxy Statement. It is also available via the Internet at www.CollegiatePacific.com. In addition, the report (with exhibits) is available at the World Wide Web site of the Securities and Exchange Commission (www.sec.gov).

OTHER BUSINESS

The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                       By Order of the Board of Directors,

                                       /s/ William R. Estill

                                       William R. Estill
                                       Chief Financial Officer and Secretary

                                       Dallas, Texas
                                       February 21, 2001

                                                                         ANNEX A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                             COLLEGIATE PACIFIC INC.

                                   APRIL 2000

                                    ARTICLE I
                                     PURPOSE

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities in connection with: (a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (b) reviewing the Company's systems of internal controls established by management for finance, accounting, legal compliance and ethics that management and the Board have established; (c) reviewing the Company's auditing, accounting and financial reporting processes generally; (d) monitoring compliance with legal and regulatory requirements; and (e) monitoring the independence and performance of the Company's internal and external auditors.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                                   ARTICLE II
                                   MEMBERSHIP

         The Committee shall be comprised of at least three members of the Board, and the Committee's composition shall meet the following listing requirements of the NASD (which apply to all Amex listed companies):

1. Each member of the Committee must not have any relationship with the Company that may interfere with the exercise of the member's independence;

2. Each member of the Committee must be financially literate(1) or become financially literate within a reasonable period of time after appointment to the Committee; and


----------

(1) The term "financial literacy" means that a member of an audit committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows or will become able to do so within a reasonable period of time after being appointed to an audit committee. The term "financial literacy" does not mean that a member must have a CFO's or accounting practitioner's understanding of GAAP.

3. At least one member of the Committee shall have expertise in accounting or financial reporting.(2)

The members of the Committee shall select a chairman by a majority vote of the members of the Committee.


                                   ARTICLE III
                              KEY RESPONSIBILITIES

         The following functions are the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this function as appropriate given the circumstances.

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review with management and the independent auditor the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB), including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and review and consider with the independent auditor the matters required to be discussed by Statement on Auditing Standards ("SAS") 61.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. As a whole, or through the Committee chair, the Committee shall review with the independent auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS 61. This interim review will occur prior to the filing of each Form 10-QSB and, when possible, prior to each quarterly earnings release.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

----------

(2) The term "expertise in accounting or financial reporting" means that at least one member of the audit committee must have had some past employment experience in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a CEO, CFO or other senior officer with financial oversight responsibilities.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Receive periodic reports from the independent auditor regarding the auditor's relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1. The Committee shall also discuss with the independent auditor any such disclosed relationships and their impact on the auditor's independence. The Committee shall recommend that the Board take appropriate action to ensure the independence of the auditor.

         8. Recommend to the Board, based on the review and discussions specified in 2 and 7 above, that the financial statements be included in the Annual Report on Form 10-KSB.

         9. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditor. The Committee shall also approve the fees to be paid to the independent auditor. The Committee shall meet with the independent auditor prior to the Company's audit to review the planning and staffing of the audit. After the completion of the audit, the Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the independent auditor (and the Company's response to such letter). Such review shall include:

                  A. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

                  B. Any changes required in the planned scope of the internal audit; and

                  C. The internal audit department responsibilities, budget and staffing.

         10. Review the appointment and replacement of senior internal auditing executives, and review the significant reports to management prepared by the internal auditing department and management's responses thereto.

         11. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         13. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         14. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

         The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements, and the outside auditors are responsible for auditing those financial statements. The Committee also recognizes that management of the Company, including the internal audit staff, as well as the outside auditors have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibility, the Committee will not provide any special assurances as to the Company's financial statements or any professional certification as to the outside auditor's work. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations.

                                                                         ANNEX B

PROXY

                             COLLEGIATE PACIFIC INC.

    SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Michael J. Blumenfeld and William R. Estill, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the 2001 Annual Meeting of Stockholders of Collegiate Pacific Inc. to be held on the 20th day of March 2001 (pursuant to the Notice of Annual Meeting dated February 2001 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Collegiate Pacific Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS                      NOMINEES:  Michael J. Blumenfeld, Adam
     FOR all nominees        WITHHOLD           Blumenfeld, Arthur J. Coerver, Harvey Rothenberg,
     listed to the right     AUTHORITY          Jeff Davidowitz, William A. Watkins, Jr., and
     (except as marked       to vote for all    Robert W. Hampton
     to the contrary)        nominees listed
                             to the right       INSTRUCTION: To withhold authority to vote for
          [ ]                     [ ]           any individual nominee, write such individual's
                                                name in the space provided below.
2.   AMEND STOCK OPTION PLAN TO INCREASE THE
     NUMBER OF AUTHORIZED SHARES TO 1,000,000.  ------------------------------------------------

       FOR             AGAINST        ABSTAIN
       [ ]              [ ]             [ ]     4.   IN THEIR DISCRETION, THE PROXIES ARE
                                                     AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
3.   RATIFICATION OF GRANT THORNTON LLP              AS MAY PROPERLY COME BEFORE THE MEETING.
     AS INDEPENDENT AUDITOR.
                                                       FOR             AGAINST        ABSTAIN
       FOR             AGAINST        ABSTAIN          [ ]              [ ]             [ ]
       [ ]              [ ]             [ ]


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                             Dated:                                       , 2001
                                    -------------------------------------

                             ---------------------------------------------------
                                                (Signature)

                             ---------------------------------------------------
                                         (Signature if held jointly)